FOR IMMEDIATE RELEASE		EXHIBIT 99.1

FROM:	Ursula H. Moran (973) 617-5756	Ray Arthur (973) 617-5755
	Investor Relations	Chief Financial Officer

FOR:	Toys “R” Us, Inc.	Susan McLaughlin (973) 617-5900
	(NYSE: TOY)	Media Relations

Toys “R” Us, Inc. Stockholders Approve Merger Agreement

Wayne, NJ (June 23, 2005) – Toys “R” Us, Inc. (NYSE: TOY) announced today that the stockholders of the Company voted to adopt the merger agreement providing for the acquisition of the Company by an investment group consisting of entities advised by or affiliated with Bain Capital Partners LLC, Kohlberg Kravis Roberts & Co., L.P. and Vornado Realty Trust (NYSE: VNO) at a special meeting of the stockholders held today in New York, NY. Approximately 98% of stockholders present and voting adopted the merger agreement. The number of shares voting to adopt the merger agreement represents approximately 61% of the total number of shares outstanding and entitled to vote.

In addition, on June 22, 2005, the Court of Chancery in the State of Delaware in and for New Castle County denied the request of the Iron Workers of Western Pennsylvania Pension & Profit Plans and Jolly Roger Fund LP for a preliminary injunction and delay of the closing of the merger.

The proposed merger was announced on March 17, 2005 and is expected to close by the end of July 2005, pending the satisfaction or waiver of all the closing conditions set forth in the merger agreement. Under the terms of the merger agreement, Company stockholders will receive $26.75 per share in cash, without interest.

Toys “R” Us, Inc. is one of the leading specialty toy retailers in the world. It currently sells merchandise through more than 1,500 stores, including 680 toy stores in the U.S. and 615 international toy stores, including licensed and franchise stores as well as through its Internet sites at www.toysrus.com, www.imaginarium.com, and www.sportsrus.com. Babies “R” Us, a division of Toys “R” Us, Inc., is the largest baby product specialty store chain in the world and a leader in the juvenile industry, and sells merchandise through 220 stores in the U.S. as well as on the Internet at www.babiesrus.com.

This press release contains “forward-looking” statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, which are intended to be covered by the safe harbors created thereby. All statements herein that are not historical facts, including statements about our beliefs or expectations, are forward-looking statements. We generally identify these statements by words or phrases such as “anticipate,” “estimate,” “plan,” “expect,” “believe,” “intend,” “will,” “may,” and similar words or phrases. These statements discuss, among other things, our strategy, store openings and renovations, future financial or operational performance, anticipated cost savings, results of restructurings, anticipated domestic or international developments, our proposed merger, and other goals, targets and future occurrences and trends. These statements are subject to risks, uncertainties and other factors, including, among others, competition in the retail industry, seasonality of our business, changes in consumer preferences and consumer spending patterns, general economic conditions in the United States and other countries in which we conduct our business, the timing and receipt of approvals for the proposed merger, our ability to implement our strategy, availability of adequate financing, our dependence on key vendors of our merchandise, domestic and international events affecting the delivery of toys and other products to our stores, economic, political and other developments associated with our international operations, existence of adverse litigation, and risks, uncertainties and factors set forth in our reports and documents filed with the Securities and Exchange Commission (which reports and documents should be read in conjunction with this press release). We believe that all forward-looking statements are based upon reasonable assumptions when made; however, we caution that it is impossible to predict actual results or outcomes or the effects of risks, uncertainties or other factors on anticipated results or outcomes and that, accordingly, you should not place undue reliance on these statements. Forward-looking statements speak only as of the date when made, and we undertake no obligation to update these statements in light of subsequent events or developments. Actual results and outcomes may differ materially from anticipated results or outcomes discussed in forward-looking statements.

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